Exhibit 99.1
QUALCOMM INCORPORATED
VOLUNTARY EXECUTIVE RETIREMENT CONTRIBUTION PLAN
Amended and Restated
Effective as of January 1, 2005

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ii

iii

QUALCOMM INCORPORATED
VOLUNTARY EXECUTIVE RETIREMENT CONTRIBUTION PLAN
Amended and Restated
Effective as of January 1, 2005
     The QUALCOMM INCORPORATED VOLUNTARY EXECUTIVE RETIREMENT CONTRIBUTION PLAN (the “Plan”) originally adopted on December 1, 1995 is hereby amended and restated effective as of January 1, 2005, by QUALCOMM Incorporated, a Delaware corporation (the “Company”), primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company. Accordingly, it is intended that this Plan be exempt from the requirements of Parts II, III and IV of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Plan is intended to be an unfunded, nonqualified deferred compensation plan. Plan participants shall have the status of unsecured creditors of the Company with respect to the payment of Plan benefits. This Plan is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder.
ARTICLE I
DEFINITIONS
     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:
     1.1 “Account(s)” means the book entry account(s) established under the Plan for each Participant to which are credited the Participant’s Basic Deferrals, Bonus Deferrals and the Investment Return with respect thereto. Account balances shall be reduced by any distributions made to the Participant or the Participant’s Beneficiary(ies) therefrom and any charges that may be imposed on such Account(s) pursuant to the terms of the Plan. Separate Subaccounts may be established to which shall be credited a Participant’s Deferrals for each separate Plan Year and the Investment Return with respect thereto. Where Subaccounts have been established, Account shall refer to all of the Participants’ Subaccounts, collectively, as the context may require.
     1.2 “Basic Deferral” means the percentage of a Participant’s annual base salary or director fees and retainers, which the Participant elects to defer pursuant to Article III.
     1.3 “Benchmark Fund” shall mean one or more of the mutual funds or contracts selected by the Committee pursuant to Article V.
     1.4 “Beneficiary” means one, some, or all (as the context shall require) of those persons, trusts or other entities designated by a Participant to receive the undistributed value of his or her Account following the Participant’s death.

     1.5 “Benefit(s)” means the total vested amount credited to a Participant’s Account or Subaccount.
     1.6 “Board of Directors” or “Board” means the Board of Directors of the Company.
     1.7 “Bonus Deferral” means the percentage of a Participant’s bonus and/or Performance Based Compensation which the Participant elects to defer pursuant to Article III.
     1.8 “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 1.25(iii) below, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. The Board shall determine in its sole discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related.
     1.9 “Code” means the Internal Revenue Code of 1986, as amended.
     1.10 “Committee” means the Deferred Compensation Committee composed of such individuals as may be appointed by the Board which shall function as the administrator of the Plan.
     1.11 “Company” means QUALCOMM Incorporated, a Delaware corporation, and any successor organization thereto.
     1.12 “Deferrals” means that percentage of a Participant’s base salary, bonuses and/or director fees or retainer which is deferred pursuant to this Plan.
     1.13 “Deferral Subaccount” means the Subaccount to which a Participant’s Deferrals for a particular year are credited.
     1.14 “Disability” means a determination by the insurer under the Company’s long-term disability insurance policy or the United States Social Security Administration, that the Participant is disabled and eligible for disability benefits. Notwithstanding the foregoing, should regulations or other Internal Revenue Service (“IRS”) guidance interpret this definition as not meeting the minimum requirements of Section 409A of the Code, “Disability” under this Plan shall automatically and without further action or amendment, be determined to exist if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
     1.15 “Distribution Date” means the date on which distribution of a Participant’s Benefits is made or commenced pursuant to Article VI.

     1.16 “Effective Date” means the date on which this amended and restated Plan shall be effective, which is January 1, 2005.
     1.17 “Election” means the form on which a Participant (i) elects to make Deferrals pursuant to Article III, and (ii) elects a Distribution Date, and (iii) elects the method by which his or her Benefits will be distributed. The Election shall be in such form as may be prescribed by the Committee, including specifically an electronic form.
     1.18 “Eligible Individual” means (i) an employee of the Employer who is a member of the select group of management and highly compensated employees as more particularly described in Article II and who has been designated by the Committee, in its sole discretion, as eligible to participate in the Plan and notified of his eligibility and (ii) members of the Board.
     1.19 “Employer” means the Company and any subsidiary thereof unless otherwise specifically excluded by the Company as an Employer.
     1.20 “Entry Date” means the first day of any Plan Year and, as to an Eligible Individual, the date which is thirty (30) days from the date on which such Eligible Individual is first determined to be eligible to participate in the Plan by the Committee.
     1.21 “In-Service Distribution Date” means the date on which distribution of a Participant’s Deferral Subaccount is made or commenced pursuant to Section 6.4.
     1.22 “Investment Return” means the investment return or loss determined in accordance with Article V which shall be credited to the Participants’ Accounts.
     1.23 “Open Enrollment Period” means such period as the Committee may specify which for all Plan Years beginning after the Effective Date, shall be the period selected by the Committee which ends no later than the first day of each subsequent Plan Year, or, with respect to an Eligible Individual who first becomes eligible to participate in the Plan during a Plan Year, the period which ends no later than thirty (30) days after becoming an Eligible Participant. Notwithstanding the foregoing, the Open Enrollment Period for deferrals of Performance Based Compensation may be different than that for Basic Deferrals and may end no later than six (6) months prior to the end of the performance period for which services are to be rendered.
     1.24 “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
     1.25 “Participant” means (i) an Eligible Individual who has elected to participate in the Plan by executing and submitting an Election to the Committee; or (ii) an Eligible Individual who has ceased active participation in accordance with Section 2.3 and has not received all of the vested Benefits to which he or she is entitled.

     1.26 “Performance Based Compensation” means any compensation which may be paid to an Eligible Individual based on services performed over a period of at least twelve (12) months, or such other definition as may be required by applicable regulations.
     1.27 “Plan” means the QUALCOMM Incorporated Voluntary Executive Retirement Contribution Plan, as amended and restated effective as of January 1, 2005, and which may be amended from time to time.
     1.28 “Plan Year” means the 12-month period beginning on each January 1 and ending on the following December 31.
     1.29 “Retirement” means the Participant’s termination of Service with the Employer after obtaining either (i) age sixty-five (65) or (ii) age sixty-two and one-half (62 1/2) with at least ten (10) Years of Service.
     1.30 “Service” means the Participant’s employment or service with the Employer in the capacity of an employee or a member of the Board. A Participant’s Service shall include periods of employment or service with the Company and any subsidiary, regardless of whether the Company has determined that such a subsidiary will not be an Employer. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity under which the Participant renders Service to the Company, provided there is no interruption or termination of Participant’s Service. A Participant’s Service shall terminate upon an actual termination of Service, whether by death, Retirement, Disability, or otherwise. Subject to the foregoing, the Committee, in its discretion, shall determine whether Participant’s Service has terminated and the effect of such termination.
     1.31 “Specified Employee” means any Participant who would be considered a “Specified Employee” as that term is defined in Section 409A(a)(2)(B)(i) of the Code.
     1.32 “Trust” means the legal entity created by the Trust Agreement.
     1.33 “Trust Agreement” means the trust agreement entered into between the Company and Fidelity Management Trust Company, effective as of June 1, 1998, and any amendments thereto.
     1.34 “Trustee” means the Trustee named in the Trust Agreement and any duly appointed successor or successors thereto.
     1.35 “Year of Service” means 12 consecutive months of Service.
ARTICLE II
ELIGIBILITY
     2.1 Eligibility. Eligibility for participation in the Plan shall be limited to a select group of management (which shall include specifically members of the Board) or highly compensated employees of the Employer, who are designated by the Committee, in its sole discretion, as eligible to participate in the Plan. Eligible Individuals shall be notified as to their eligibility to participate in the Plan. Participation in the Plan is voluntary. Until changed by the Committee, an Eligible Individual shall be any member of the Board and any employee who holds the title of Chairman, President, Chief Executive Officer, Executive Vice President, Senior Vice President, Division President, Vice President, or any other position of equal seniority or responsibility.
     2.2 Commencement of Participation. An Eligible Individual may begin participation in the Plan upon any Entry Date, subject to the execution and submission of an Election pursuant to Article III.
     2.3 Cessation of Participation. Active participation in the Plan shall end when a Participant’s Service terminates or at such time as a Participant is notified by the Committee, pursuant to Section 2.4, below, that he or she is no longer eligible to participate in the Plan. Upon termination of Service or eligibility, a Participant shall remain an inactive Participant in the Plan until all of the vested Benefits to which he or she is entitled under this Plan have been paid in full.
     2.4 Cessation of Eligibility. The Committee may at any time, and in its sole discretion, notify any Participant that he or she is not eligible to participate in the Plan.
ARTICLE III
DEFERRALS AND CONTRIBUTIONS
     3.1 Basic Deferrals.
          3.1.1 An Eligible Individual may elect to reduce his or her annual base salary and/or director fees and retainers, as applicable, by the percentage set forth in a written and signed Election filed with the Committee, subject to the provisions of this Article III. The Basic Deferrals shall not be paid to the Participant, but shall be withheld from such amounts otherwise to be paid to the Participant and an amount equal to the Basic Deferrals shall be credited to the Participant’s applicable Deferral Subaccount.
          3.1.2 The Election must be filed with the Committee during the Open Enrollment Period for the Plan Year to which such Election applies. Unless regulations or other guidance is provided by the IRS which specifically authorizes revocation of Elections, each Participant Election shall be irrevocable. Unless increased, decreased or terminated during any subsequent Open Enrollment Period, an Election shall remain in effect until so changed by the Participant during such subsequent Open Enrollment Period.
          3.1.3 Each Election to make Basic Deferrals shall apply only to such amounts earned after the effective date of such Election.
          3.1.4 For the purpose of determining an Eligible Individual’s Basic Deferrals: (i) “base salary” shall mean the base salary paid by the Employer, and shall include any other source of income determined by the Committee to be appropriate, but shall not include, unless specifically authorized by the Committee, bonuses, overtime, distributions from this Plan or from the Company’s Executive Retirement Matching Contribution Plan, commissions, the value of any proceeds from the exercise of any qualified or non-qualified stock option, the proceeds from any stock purchase right under the Company’s employee stock purchase plans, incentive payments, non-monetary awards, auto allowances and other forms of additional compensation, or any other form of compensation, whether taxable or non-taxable; and (iii) director fees and retainers shall mean such amounts paid to directors of the Company pursuant to director compensation policies of the Company.
     3.2 Bonus Deferrals and Performance Based Compensation Deferrals.
          3.2.1 In addition to the Basic Deferral Election described above, each Eligible Individual may elect to defer a percentage of each bonus, including specifically any Performance Based Compensation, earned in the Plan Year with respect to which such Bonus and/or Performance Based Compensation Deferral Election is made by filing a written Election with the Committee, subject to the provisions of this Article III. The Bonus Deferrals and/or Performance Based Compensation Deferrals shall not be paid to the Participant, but shall be withheld from the applicable payment and an amount equal to the Bonus Deferrals and/or Performance Based Compensation Deferrals, as applicable, shall be credited to the Participant’s applicable Deferral Subaccount.
          3.2.2 The Bonus and/or Performance Based Compensation Deferral Election must be filed with the Committee during the Open Enrollment Period for the Plan Year to which the Election applies. A Bonus and/or Performance Based Compensation Deferral Election shall remain in effect only for the specific Plan Year in which it applies. In order to continue to participate in the Plan for each successive Plan Year, a Participant must make a new Bonus and/or Performance Based Compensation Deferral Election each Plan Year during the appropriate Open Enrollment Period.
          3.2.3 For the purposes of determining an Eligible Individual’s Bonus Deferrals: “bonus” shall mean amounts, if any, payable under the bonus policies maintained by the Employer. A Participant’s Bonus/Performance Based Compensation Deferral Election shall apply to any bonus or other performance based compensation which is earned in the Plan Year to which such Election applies, regardless of when the amounts are paid.
     3.3 Limitations on Deferrals. A Participant’s Deferral Elections shall be subject to the following:
          3.3.1 A Participant may elect to defer up to a maximum of one hundred percent (100%) of his or her annual base salary, bonuses, Performance Based Compensation and/or director fees and retainers.
          3.3.2 The Basic and/or Bonus Deferrals elected by the Participant shall be reduced by the amount(s), if any, which may be necessary:
               3.3.2.1 To satisfy all applicable income and employment taxes withholding and FICA contributions;
               3.3.2.2 To pay all contributions elected by the Participant pursuant to any Employer benefit plans; and

               3.3.2.3 To satisfy all garnishments or other amounts required to be withheld by applicable law or court order.
          3.3.3 Notwithstanding anything in this Plan to the contrary, and in order to be precise, any withholding or salary deferral elections made under this Plan shall be determined after such withholdings or salary deferrals under the Company’s (i) 401(k) plan, (ii) Section 125 plan (and all other applicable ERISA welfare benefit plans) and (iii) employee stock purchase plan.
     3.4 No Withdrawal. Amounts credited to a Participant’s Account may not be withdrawn by a Participant and shall be paid only in accordance with the provisions of this Plan.
ARTICLE IV
VESTING
     4.1 Vesting of Participants’ Accounts Amounts credited to a Participant’s Deferral Subaccounts shall always be 100% vested.
ARTICLE V
ACCOUNTS
     5.1 Accounts. Separate Subaccounts shall be established and maintained for each Participant. Each Participant’s applicable Subaccounts shall be credited with the Participant’s Basic Deferrals and Bonus Deferrals made for such Participant. Participants’ Accounts shall be credited (debited) with the applicable Investment Return, as set forth in this Article V. Participants’ Accounts shall be reduced by distributions therefrom and any charges which may be imposed on the Accounts pursuant to the terms of the Plan.
     5.2 Investment Return Credited to Accounts at Least Monthly. Each Subaccount shall be credited (debited) monthly, or more frequently as the Committee may specify, in an amount equal to the Subaccount balance on the first day of the prior month as adjusted for the applicable Investment Return applicable to such Subaccount.
5.3 Determination of Investment Return.
          5.3.1 The Committee shall designate the particular funds or contracts which shall constitute the Benchmark Funds, and may, in its sole discretion, change or add to the Benchmark Funds; provided, however, that the Committee shall notify Participants of any such change prior to the effective date thereof.
          5.3.2 Each Participant may select among the Benchmark Funds and specify the manner in which each of his or her Subaccounts shall be deemed to be invested, solely for purposes of determining the Participant’s Investment Return. Each year’s salary, bonus and/or commission deferrals may have a separate investment election. The Committee shall establish and communicate the rules, procedures and deadlines for making and changing Benchmark Fund selections. Company shall have no obligation to acquire investments corresponding to the Participant’s Benchmark Fund selections.
          5.3.3 The Investment Return is based on the asset unit value, net of administrative fees and investment management fees and other applicable fees or charges, of the Benchmark Fund(s) designated by the Board and other applicable fees or charges. The Investment Return may be negative if the applicable Benchmark Fund(s) sustain a loss.
ARTICLE VI
BENEFIT DISTRIBUTIONS AND ACCOUNT WITHDRAWALS
     6.1 Benefit Amount. The value of the Participant’s Benefit shall be equal to the vested value of the Participant’s Subaccount(s) on the last day of the calendar month prior to the Distribution Date, or such other date as the Committee may specify, adjusted for Deferrals and/or withdrawals which have been subsequently credited thereto or made therefrom prior to the Distribution Date.
     6.2 Timing of Distributions. In accordance with the Participant’s Election made at the time of the original deferral (or such later Election if applicable), Benefits shall be paid (or, payments shall commence) as soon as practicable after the earliest of:
          6.2.1 A date which is as soon as administratively practicable after the Participant’s employment with the Employer terminates; or
          6.2.2 The In-Service Distribution Date designated by the Participant; or
          6.2.3 The date the Committee is notified that a Participant has died or after the Committee has determined that a Participant has incurred a Disability; or
          6.2.4 The date the Committee is notified of a Participant’s Retirement, if so designated by the Participant in applicable Elections; or
          6.2.5 The date of a Change in Control of the Company, if so designated by the Participant in applicable Elections. The definition of an applicable Change in Control, as set forth in Section 1.8 of the Plan, shall be deemed to be amended automatically and without any action by the Company or consent needed from any Participant to reflect any additional guidance or regulations issued by the IRS.
6.3 Method of Distribution.
          6.3.1 Distribution Methods. A Participant’s Benefits shall generally be paid in a single lump sum payment. However, any distribution based on Retirement or Disability or any In-Service Distribution may be paid in one of the following methods, as specified in his or her most recent effective Election:
               6.3.1.1 A single lump sum payment;

               6.3.1.2 In quarterly or annual installment payments of substantially equal amounts over a period as provided below:

Reason for Distribution	Installment Period
Retirement / Disability	5/10 Years

In-Service Distribution Date	2/3/4/5 Years
               6.3.1.3 A Participant may amend his or her Election to take a distribution based on Retirement, Disability or any In-Service Distribution from a single lump sum to installments by filing an amended Election at least twelve (12) months in advance of the date that the first distribution specified in the original Election being amended. The amended new distribution date must be in a Plan Year five (5) years after the year of the first distribution specified in the original Election. No amendment may accelerate the date that any distribution would be made from the Plan.
               6.3.1.4 The Participant’s method of distribution selected in his or her Election shall remain in effect for all future similar deferrals until changed or revoked by the Participant during a subsequent Open Enrollment Period. The Participant’s method of distribution may be revoked or changed only during an Open Enrollment Period and such revocation or change may be prospective only.
          6.3.2 Failure to Specify a Form of Distribution or Failure to Qualify for Installment Term Elected. If, at the time of his or her Distribution Date, a Participant has failed to elect a form of distribution or who elects an installment distribution does not satisfy the requirements for the installment term elected, then such Participant’s Benefits shall be distributed either (i) in a single lump sum payment (if no form selected) or (ii) in the case of installments, over the longest installment term for which the Participant is qualified on his or her Distribution Date.
          6.3.3 Installment Amounts. For purposes of this Section 6.3, installment distributions shall be paid in substantially equal quarterly or annual payments under an installment methodology established by the Committee.
          6.3.4 Reemployed After Installments Begin. If a former Participant is reemployed after having begun to receive installment distributions from the Plan, then such former Participant, upon once again becoming an Eligible Individual, may begin a new period of participation in the Plan, provided, however, that the installment distributions previously commenced will continue to be paid to the Participant over the specified term.
          6.3.5 Minimum Account Balance Necessary for Installments. Notwithstanding anything to the contrary in Section 6.4, if a Participant’s Account balance is less than $25,000 at the time elected to begin installment distributions, the Participant’s Benefit will automatically be distributed in a single lump sum.
6.4 Election of In-Service Distribution Date.
          6.4.1 Initial Election. Upon filing the deferral Election for any Plan Year, a Participant may specify an In-Service Distribution Date for the Subaccount to which such Deferrals are credited, subject to the following:
               6.4.1.1 A Participant may elect an In-Service Distribution Date for all of the Benefits credited to such Subaccount.
               6.4.1.2 The In-Service Distribution Date for any Deferral Subaccount must be at least two (2) years after the end of the Plan Year for which Deferrals to such Subaccount are made.
               6.4.1.3 Benefits shall be paid (or payments shall commence) on the In-Service Distribution Date.
          6.4.2 Revocation or Amendment of Election. A Participant who has elected an In-Service Distribution Date may revoke and/or amend the In-Service Distribution Date Election by filing a revocation or an amended Election at least twelve (12) months in advance of the In-Service Distribution Date specified in the Election being revoked or amended. The amended In-Service Distribution Date must be in a Plan Year five (5) years after the In-Service Distribution Date specified in the prior Election or at termination of employment. If a Participant revokes an In-Service Distribution Date Election and does not provide another In-Service Distribution Date, the Participant shall be deemed to have elected to have the Benefit distributed at termination of employment, provided that in no event shall a distribution commence prior to the date five (5) years after the date of the revocation of such earlier election. An In-Service Distribution Date Election for any Deferral Subaccount may be amended only once. Nothing in this Section 6.4.2 shall preclude a Participant from amending his or her Election as to the method of distribution in accordance with Section 6.3.1.3, above.
          6.4.3 Termination Before the Planned Distribution Date. If the Participant terminates employment with the Employer before his In-Service Distribution Date for any reason (other than Retirement or Disability, to the extent of a valid Retirement or Disability Election), distribution of the Participant’s Account shall be made as soon as administratively practicable after the date of such Participant’s termination of employment and such distribution shall be made in a single lump sum payment.
          6.4.4 Termination After Commencement of Installment In-Service Distributions. Notwithstanding any prior Election, if the Participant terminates employment with the Employer for any reason (other than Retirement or Disability, to the extent of a valid Retirement or Disability Election) while receiving installment In-Service Distributions, distribution of the Participant’s remaining installments shall be made in a single lump sum payment as soon as administratively practicable after the Participant’s termination of employment.

          6.4.5 Absence of In-Service Distribution Election. If a Participant does not elect an In-Service Distribution Date in his or her initial Election, or if the Participant revokes an In-Service Distribution Date Election, the Participant will be deemed to have elected to have the Benefits credited to the relevant Subaccount distributed upon his or her termination of employment.
     6.5 Distribution Upon Death of Participant. If a Participant dies before his or her Benefit payments have commenced, then such Participant’s Benefits shall be paid to his or her designated Beneficiary in a single lump sum cash distribution as soon as administratively feasible after the Committee is notified of the Participant’s death and receives evidence satisfactory to it thereof. If a Participant dies after his or her Benefit distribution has commenced, his or her remaining Benefits shall be paid to the deceased Participant’s Beneficiary in a single lump sum cash distribution as soon as administratively feasible after the Committee is notified of the Participant’s death and receives evidence satisfactory to it thereof.
     6.6 Distribution Upon Retirement or Disability of Participant. If a Participant’s Service terminates due to Retirement or a Participant suffers a Disability before or after his or her Benefit payments have commenced, then such Participant’s Benefits shall be paid in the optional form of distribution previously selected as soon as administratively feasible after the Committee is notified of the Participant’s Retirement or Disability and receives evidence satisfactory to it thereof.
     6.7 Specified Employees. In the event of a distribution to a Specified Employee based upon such individual’s termination of Service with the Employer, no distributions will be made, irrespective of any Election to the contrary, before the date which is six (6) months after the date of termination of Service, or if earlier the date of the death of the Specified Employee.
     6.8 Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this Article VI and subject to the determination that this Section 6.8 does not result in a violation of section 409A of the Code, in the event that the Participant is a “covered employee” as that term is defined in section 162(m)(3) of the Code, or would be a covered employee if Benefits were distributed in accordance with his or her Benefit Distribution Election or early withdrawal request, the maximum amount which may be distributed from the Participant’s Account in any Plan Year shall not exceed one million dollars ($1,000,000) less the amount of compensation paid to the Participant in such Plan Year which is not “performance-based” (as defined in Code section 162(m)(4)(C)), which amount shall be reasonably determined by the Committee at the time of the proposed distribution. Any amount which is not distributed to the Participant in a Plan Year as a result of this limitation shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitations set forth in this Section 6.8.
     6.9 Tax Withholding. Distribution and withdrawal payments under this Article VI shall be subject to all applicable withholding requirements for state and federal income taxes and to any other federal, state or local taxes that may be applicable to such payments.

ARTICLE VII
BENEFICIARIES
     7.1 Designation of Beneficiary. The Participant shall have the right to designate on such form as may be prescribed by the Committee, one or more Beneficiaries to receive any Benefits due under the Plan which may remain unpaid on the date of the Participant’s death. The Participant shall have the right at any time to revoke such designation and to substitute one or more other Beneficiaries.
     7.2 No Designated Beneficiary. If, upon the death of the Participant, there is no valid Beneficiary designation, the Beneficiary shall be the Participant’s surviving spouse. In the event there is no surviving spouse, then the Participant’s Beneficiary shall be the Participant’s estate.
ARTICLE VIII
TRUST OBLIGATION TO PAY BENEFITS
     8.1 Deferrals Transferred to the Trust. The Employer may transfer the Deferrals made by or on behalf of a Participant to the Trustee to be held pursuant to the terms of the Trust Agreement.
     8.2 Source of Benefit Payments. All benefits payable to a Participant hereunder shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Employer to the extent the assets in the Trust are insufficient to pay a Participant’s Benefits as provided under this Plan.
     8.3 Investment Discretion. The Benchmark Funds established pursuant to Section 5.3 shall be for the sole purpose of determining the Investment Return to be used for determining the Investment Return credited to the Participant’s Account. Neither the Trustee nor the Committee shall have any obligation to invest the Participants’ Account in accordance with his deemed investment directions or in any other investment.
     8.4 No Secured Interest. Except as otherwise provided by the Trust Agreement, the assets of the Trust, shall be subject to the claims of creditors of the Employer. Except as provided in the Trust Agreement, the Participant (or the Participant’s Beneficiary) shall be a general unsecured creditor of the Employer with respect to the payment of Benefits under this Plan.
ARTICLE IX
PLAN ADMINISTRATION
     9.1 Committee Powers and Responsibilities. The Committee shall have complete control of the administration of the Plan herein set forth with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Committee shall have the power and authority to:

          9.1.1 Construe the Plan and Trust Agreement to determine all questions that shall arise as to interpretations of the Plan’s provisions including determination of which individuals are Eligible Individuals, which individuals are Specified Employees and the determination of the amounts credited to a Participant’s Account, and the appropriate timing and method of Benefit payments;
          9.1.2 Establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner with respect to Elections, the establishment of Accounts and Subaccounts, and all other discretionary provisions of the Plan;
          9.1.3 Establish rules, procedures and formats for the electronic administration of the Plan, including specifically the distribution of Participant communication, Elections and tax information;
          9.1.4 Establish the rules and procedures by which the Plan will operate that are consistent with the terms of the Plan documents;
          9.1.5 Establish the rules and procedures by which the Plan shall determine and pay installment distributions and in-service distributions;
          9.1.6 Compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;
          9.1.7 Adopt amendments to the Plan document which are deemed necessary or desirable to facilitate administration of the Plan and/or to bring these documents into compliance with all applicable laws and regulations, provided that the Committee shall not have the authority to adopt any Plan amendment that will result in substantially increased costs to the Company unless such amendment is contingent upon ratification by the Board before becoming effective;
          9.1.8 Employ such persons or organizations to render service or perform services with respect to the administrative responsibilities of the Committee under the Plan as the Committee determines to be necessary and appropriate, including but not limited to attorneys, accountants, and benefit, financial and administrative consultants;
          9.1.9 Select, review and retain or change the Benchmark Funds which are used for determining the Investment Return under the Plan;
          9.1.10 Direct the investment of the assets of the Trust;
          9.1.11 Review the performance of the Trustee with respect to the Trustee’s duties, responsibilities and obligations under the Plan and the Trust Agreement;
          9.1.12 Take such other action as may be necessary or appropriate to the management and investment of the Plan assets.
     9.2 Decisions of the Committee. Decisions of the Committee made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries. Any discretion granted to the Committee shall be exercised in accordance with rules and policies established by the Committee.
     9.3 Indemnification. To the extent permitted by law, the Company shall indemnify each member of the Committee, and any other Employee or member of the Board with duties under the Plan, against losses and expenses (including any amount paid in settlement) reasonably incurred by such person in connection with any claims against such person by reason of such person’s conduct in the performance of duties under the Plan, except in relation to matters as to which such person has acted fraudulently or in bad faith in the performance of duties. Notwithstanding the foregoing, the Company shall not indemnify any person for any expense incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.
     9.4 Claims Procedure. Benefits shall be provided from this Plan through procedures initiated by the Committee, and the Participant need not file a claim. However, if a Participant or Beneficiary believes he or she is entitled to a Benefit different from the one received, then the Participant or Beneficiary may file a claim for the Benefit by writing a letter to the Committee.
          9.4.1 If any claim for Benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days of the date the letter claiming benefits is received by the Committee. If special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant within the initial 90-day period.
          9.4.2 Notice of the denial shall set forth the following information: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions on which denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (d) an explanation that a full review by the Committee of the decision denying the claim may be requested by the claimant or his or her authorized representative by filing with the company, within 60 days after such notice has been received, a written request for such review; and (e) if such request is so filed, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60 day period specified in the preceding subparagraph.
          9.4.3 The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be promptly given a copy of the decision. The decision shall be in writing and shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and shall be written in a manner calculated to be understood by the claimant. No further legal action may be initiated claiming benefits under this Plan until the claims procedure set forth in this Article IX is completed.

ARTICLE X
AMENDMENT AND TERMINATION
     10.1 Right to Amend. The Committee or the Company, by action of the Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant of a right accrued hereunder prior to the date of the amendment unless such an amendment is required by applicable law or deemed necessary to preserve the preferred tax treatment of the Plan.
     10.2 Amendments to Ensure Proper Characterization of Plan. Notwithstanding the provisions of Section 10.1, the Plan may be amended by the Committee or the Company, by action of its Board, at any time, retroactively if required, if found necessary, in the opinion of the Committee or the Board, in order to ensure that the Plan is characterized as a “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including specifically Section 409A of the Code, and other applicable portions of ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant hereunder.
     10.3 Changes in Law Affecting Taxation of Participants. The Plan and any Election may also be amended as provided in this Section 10.3.
          10.3.1 Operation. This Section 10.3 shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the IRS of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an “Early Taxation Event”) prior to the date on which such amounts are made available to him or her hereunder.
          10.3.2 Affected Right or Feature Nullified. Notwithstanding any other provision of this Plan to the contrary (but subject to Section 10.3.3 below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant’s Account is impacted by the change in the law, then only such portion shall be subject to this Section 10.3, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Employer, then only such Participants shall be subject to this Section 10.3.
          10.3.3 Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.
     10.4 Plan Termination or Plan Suspension. The Company reserves the right to terminate the Plan by action of its Board. The Company also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of its Board.
     10.5 Successor to Company. Any corporation or other business organization which is a successor to the Company by reason of a consolidation, merger or purchase of substantially all of the assets of the Company, or any other Change in Control, shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, or Change in Control such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated.
ARTICLE XI
PLAN TRANSFERS
     11.1 Transfers to Other Plans. In the event that a Participant becomes employed by any affiliated company, subsidiary corporation, parent corporation or unrelated corporation which the Company enters into a transaction to acquire the assets or stock of such unrelated corporation, the Committee shall have the right, but not the obligation, to direct the Trustee to transfer funds in an amount equal to the amount credited to such Participant’s Account (the “Transferred Account”) to a trust established under a Transferee Plan. The Committee shall determine, in its sole discretion, whether such transfer shall be made and the timing of such transfer. Such transfer shall be made only if, and to the extent that, approval of such transfer is obtained from the Trustee.
          11.1.1 Transferee Plan. For purposes of this Section 11.1, “Transferee Plan” shall mean an unfunded, nonqualified deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA maintained by any of the Company’s affiliated entities, subsidiary corporations, parent corporations or any corporation unrelated to the Company which the Company has successfully closed a transaction in which the Company acquired the assets or the outstanding stock of such an unrelated corporation.
          11.1.2 Waiver. No transfer shall be made under this Section 11.1 unless the Participant for whose benefit the Transferred Account is held executes a written waiver of all of such Participant’s rights and benefits under this Plan in such form as shall be acceptable to the Committee and the Committee determines that such a transfer is permissible under applicable law, including specifically Section 409A of the Code, and would not result in the recognition of current income by any Plan Participant.
          11.2 Transfers in from Other Plans. There may be transferred directly from the trustee of another nonqualified, funded, deferred compensation plan (an “Other Plan”) to the Trustee, subject to the approval of the transferor corporation maintaining the Other Plan, the Committee, and the Eligible Individual, funds in an amount not to exceed the amount credited to the Other Plan accounts maintained for the benefit of that Eligible Individual. Amounts transferred pursuant to this Section 11.2, and any gains or losses allocable thereto, (i) shall be accounted for separately (“Transfer Account”) from amounts otherwise allocable to the Eligible Individual under this Plan, and (ii) the Transfer Account shall be distributed in accordance with the Eligible Individual’s deferral election under the Other Plan, as such election may be amended pursuant to the terms of the Other Plan. Subsequent earnings on the amount in the Transfer Account shall be credited to a separate account for the Eligible Individual established pursuant to this Plan and shall be determined under the Plan’s investment procedures in Article V.
     11.3 Effect of Section. This Section shall only be operable, to the extent the Committee determines, in its sole and absolute discretion, at the time of any proposed transfer, that such transfer will not impact the Plan and any deferred amounts in a tax disadvantageous manner under Section 409A of the Code.
ARTICLE XII
MISCELLANEOUS
     12.1 No Assignment. The right of any Participant, any Beneficiary or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.
     12.2 No Secured Interest. The obligation of the Company to Participants under this Plan shall not be funded or otherwise secured, and shall be paid out of the general assets of the Company. Participants are general unsecured creditors of the Company with respect to the obligations hereunder and shall have no legal or equitable interest in the assets of the Company, including any assets as the Company may set aside or reserve against its obligations under this Plan.
     12.3 Successors. This Plan shall be binding upon and inure to the benefit of the Employee, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.
     12.4 No Employment Agreement. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Employer as an employee.
     12.5 Attorneys’ Fees. If the Employer, the Participant, any Beneficiary, and/or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party’s costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.
     12.6 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of California.
     12.7 Entire Agreement. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings,

restrictions, representations or warranties among any Participant and the Employer other than those as set forth or provided for herein.
     12.8 Severability. If any provision of this Plan is held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision of this Plan, and the Plan shall be construed and enforced as if such provision had not been included. In addition, if such provision is invalid, illegal or unenforceable due to changes in applicable law, the Company may amend the Plan, without the consent and without providing any advance notice to any Participant, as may be necessary or desirable to comply with changes in the applicable law or financial accounting of deferred compensation plans.
     IN WITNESS WHEREOF, this Plan has been adopted by the Company effective as of the Effective Date.

QUALCOMM Incorporated
Dated: October 21, 2005	By:	/s/ Daniel L. Sullivan, Ph.D.